Exhibit 99.1

Press Contact:
Patrick Van de Wille
Ashton Partners
312-553-6704 Direct

Investor Contact:
Hilary Andron
FOR IMMEDIATE RELEASE	Ashton Partners
877-934-4687
investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2007

Comparative YTD Period Revenue Growth of 38%+ Driven by Strategic Acquisitions and Focus Area Internal Growth;

 Third Quarter Cash Flow From Operations of $7.8 Million, Excluding Stock Option Review Costs

SAN DIEGO, CA, NOVEMBER 12, 2007— Kratos Defense and Security Solutions, Inc. (Nasdaq: KTOS) (formerly Wireless Facilities, Inc.) a leading national defense and security solutions provider, today announced operating results for the third quarter of fiscal 2007, which ended on September 30, 2007.  Revenues were $47.5 million for the third quarter, as compared to $47.8 million in the second quarter of 2007.  Third quarter revenue reflects increases in virtually every core Department of Defense and security business focus area of Kratos, including command and control systems, weapon systems sustainment and range and target operations work, offset by reductions in non-mission critical IT contract work.

Third quarter revenues of $47.5 million represent an increase of $10.6 million or 28 percent over revenues in the third quarter of 2006.  The comparative period revenue increase was primarily a result of the October 2006 acquisition of Madison Research Corporation and increases in command and control systems work, partially offset by a reduction in IT work mentioned above, and by the wind down or elimination of certain enterprise and government wireless projects which Kratos is no longer pursuing as part of its ongoing business plan.

Excluding the stock option investigation fees, restructuring and asset impairment charges, amortization of purchased intangibles and discontinued operations, net income from continuing operations was essentially breakeven.  For the third quarter, cash flow from operations for the three months ended September 30, 2007 was $7.8 million, excluding approximately $5.2 million in legal and other accounting fees paid directly related to the Company’s stock option review process.

Revenues for the nine months ended September 30, 2007 were $144.3 million, an increase of 38 percent over revenues of $104 million generated in the same nine month period of 2006.  The year-to-date revenue increase was primarily attributed to the acquisition of MRC in fourth quarter of 2006, and contract work in the areas of C4ISR, legacy weapon lifecycle extension and maintenance, and weapons and target range operations work.  Cash flow from continuing operations was approximately $11 million for the nine months ended September 30, 2007, excluding more than $6 million the Company paid during the period in legal and audit fees related to the Company’s stock option review.

On a GAAP basis, loss from continuing operations was $8.7 million or $0.12 per share (diluted) for the third quarter of 2007.  The loss from continuing operations during the quarter was primarily a result of legal, audit and other fees related to the Company’s stock option investigation, as well as impairment charges and other costs related to dispositions, and amortization of purchased intangibles.  The Company intends on rightsizing its business and significantly reducing its general and administrative costs over the next two quarters as a result of the sale of three major businesses in each of the previous quarters of this year.

New Business Awards

The Company won new business with potential value of approximately $90 million in the third quarter, if all options are exercised.  Major highlights of competitive contract awards during the quarter include:

•                  Space and Naval Warfare Systems (SPAWAR) Joint Inter-Agency Task Force (JIATF) contract option valued at $9.7 million for one year

•                  Security Assistance Management Directorate (SAMD), Communications & Electronics Command (CECOM) Task Order EA03 valued at $6.9 million for one year

•                  Pt. Mugu Targets Operations & Maintenance one-year ceiling increase, valued at $13.9 million

•                  Hanscom AFB Command Management System valued at $5.3 million for five years

•                  Defense Contract Management Agency (DCMA) Etools “Skunkworks” program valued at $14.5 million for three years

•                  Defense Contract Management Agency (DCMA) WAN/ESwitch valued at $7.5 million for three years

•                  Security & surveillance contract for two leading data infrastructure companies valued at approximately $5 million

“In the third quarter, we completed the last in a series of dispositions to position this company as a leading federal government defense contractor and security systems integrator now known as Kratos,” said Eric DeMarco, president and CEO of Kratos Defense & Security Solutions, Inc.  “We are pleased with the success we have achieved in our key areas of competitive differentiation as evidenced by our contract wins this quarter.  We have accomplished significant quarter-over-quarter growth in the areas of weapon systems lifecycle extension, command and control systems, and range support services including missiles and targets operations and maintenance.  These are areas where the funding is being appropriated, and areas we are aggressively pursuing.  From a macro perspective, we believe the outlook for continued growth specifically in these areas will continue to increase at a faster pace than non-mission critical, federal IT activity.  Additionally, the acquisition of Madison Research late in 2006, and the upcoming addition of Haverstick have expanded our list of past performance qualifications substantially in these focus areas, and this will allow Kratos to pursue in a prime contracting role larger federal contracts and task orders.”

DeMarco continued, “We believe Kratos is now very well positioned to capitalize on future defense and security opportunities, although our business today is substantially different than it was just a short time ago.  Over the course of the last several months, we have divested wireless-related businesses with aggregate revenues in excess of $200 million, the last of which was completed in the third quarter with the sale of our U.S. Deployment business.  As a result, over the next two quarters we are intensely focused on reorganizing, right-sizing and optimizing our cost structure to generate EBITDA margins that are consistent with our peer group.  In the third quarter specifically, the Kratos financial statements reflect the continued impact of our recent dispositions, the legacy businesses, and a general and administrative infrastructure designed to support a major commercial wireless business, and significant legal, accounting and other costs specifically related to the Company’s stock option review.  We are taking action to normalize the business to align with our new size and focus, and we are committed to reducing expenses related to our accounting, audit and legal fees, employee-related insurance, facility costs, Directors & Officers insurance, and other non-recurring fees associated with winding down our disposed businesses.  We have certain transition services commitments through the end of this year, and early 2008.  Accordingly, by March of 2008, we intend on being substantially complete with the Kratos SG&A infrastructure rightsizing plan.”

“Clearly, the next two quarters are key transitional quarters for Kratos.  As we have consistently said during this transformation process, our financial statements are not reflective of our business going forward and contain a number of non-recurring charges, costs and activities related to winding down our legacy business.  This makes comparisons to prior periods extremely difficult.  It is very important to note that from an operational standpoint, this year, excluding stock option review-related legal and accounting fees paid, Kratos has generated $11 million in operating cash from its core business, excluding the approximate $6.1 million of cash paid during this period related to the Company’s stock option review, including $7.8 million in the third quarter.  With the Haverstick acquisition, Kratos expects to generate revenue of approximately $300 million in 2008, and we are committed to successfully completing the transformation of this Company into a leading defense and security organization,” DeMarco concluded.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies.  Principle services include C4ISR, weapon systems lifecycle support, military weapon range and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration.  The Company is headquartered in San Diego, California, with resources throughout the U.S. and in key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the timing of closing of the Haverstick acquisition, anticipated benefits to be realized from the Haverstick acquisition, actions the Company is taking to normalize the business to align with its new size and to reduce expenses related to its accounting, legal and employee-related insurance costs, facility costs, Directors & Officers insurance, and other non-recurring fees associated with winding down disposed businesses, expectations regarding future financial performance, contract awards and option exercises, cash flows and/or market developments that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the closing of the Haverstick transaction will be delayed or that the conditions to closing will not be satisfied; risks that funding for the Haverstick transaction is unavailable or delayed because KeyBanc is not satisfied with the results of its due diligence investigation; risks that the anticipated benefits of the Haverstick acquisition will not be achieved; risks that the integration of Haverstick or other potential acquisition targets will prove more costly, take more time, or be more distracting than currently anticipated; risks that customers will not exercise options under existing and recently-awarded contracts;  risks that the recent divestitures and change in business focus will cause disruption of the Company’s operations and distraction of its management; risks that the Company’s name change will cause disruption to individual and/or institutional shareholders; risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that changes or cutbacks in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2006, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, and in other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income and earnings per share and cash flows excluding stock option investigation related expenses, may be considered non-GAAP financial measures. Kratos believes this information is useful to investors because it provides a basis for measuring Kratos’ available capital resources, the operating performance of Kratos’ business and Kratos’ cash flow, excluding the effect of the Company’s stock option investigation and related fees, impairment and restructuring charges and amortization expense of purchased intangibles and discontinued operations that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Kratos’ management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Kratos’ operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Kratos may not be comparable to similarly titled amounts reported by other companies.

Kratos Defense & Security Solutions

GAAP Consolidated Statements of Operations

(in millions, except per share data)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues	$47.5	$36.9	$144.3	$104.0

Total cost of revenues	39.3	29.1	121.3	82.9
Gross profit	8.2	7.8	23.0	21.1

Selling, general and administrative expenses	8.2	8.1	26.7	23.5
Impairment and restructuring charges	1.2	—	1.2	—
Stock option investigation & related fees	6.5	—	13.0	—
Amortization expense of purchased intangibles	0.7	0.4	2.1	1.3
Operating income (loss)	(8.4)	(0.7)	(20.0)	(3.7)
Other income (expense), net	0.1	—	0.8	0.4
Loss from continuing operations before income taxes	(8.3)	(0.7)	(19.2)	(3.3)
Provision (benefit) for income taxes	0.4	0.1	0.9	(1.0)
Income (loss) from continuing operations	(8.7)	(0.8)	(20.1)	(2.3)
Income (loss) from discontinued operations, net of taxes	(4.7)	(0.1)	(9.2)	0.0
Net loss	$(13.4)	$(0.9)	$(29.3)	$(2.3)

Basic earnings (loss) per common share:
Loss from continuing operations	$(0.12)	$(0.01)	$(0.27)	$(0.03)
Income (loss) from discontinued operations, net of taxes	(0.06)	—	(0.13)	0.00
Net loss	$(0.18)	$(0.01)	$(0.40)	$(0.03)

Diluted earnings (loss) per common share:
Loss from continuing operations	$(0.12)	$(0.01)	$(0.27)	$(0.03)
Income (loss) from discontinued operations, net of taxes	(0.06)	—	(0.13)	0.00
Net loss	$(0.18)	$(0.01)	$(0.40)	$(0.03)

Weighted average common shares outstanding
Basic	74.1	73.9	74.0	73.3
Diluted	74.1	73.9	74.0	73.3

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Kratos Defense & Security Solutions

Pro Forma Consolidated Statements of Operations

Excluding Stock Option Investigation Fees, Restructuring and Asset

Impairment Charges, Amortization of Purchased Intangibles & Discontinued Operations

(in millions, except per share data)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues	$47.5	$36.9	$144.3	$104.0

Total cost of revenues	39.3	29.1	121.3	82.9
Gross profit	8.2	7.8	23.0	21.1

Selling, general and administrative expenses	8.2	8.1	26.7	23.5
Operating income (loss)	0.0	(0.3)	(3.7)	(2.4)
Other income (expense), net	0.1	—	0.8	0.4
Income (loss) from continuing operations before income taxes	0.1	(0.3)	(2.9)	(2.0)
Provision (benefit) for income taxes	0.4	0.1	0.9	(1.0)
Net income (loss) from continuing operations	$(0.3)	$(0.4)	$(3.8)	$(1.0)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(0.00)	$(0.01)	$(0.05)	$(0.01)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.00)	$(0.01)	$(0.05)	$(0.01)

Weighted average common shares outstanding
Basic	74.1	73.9	74.0	73.3
Diluted	74.1	73.9	74.0	73.3

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Kratos Defense & Security Solutions

Reconciliation of GAAP Consolidated Statements of Operations

to Pro Forma Presentation Excluding Stock Option Investigation Fees, Restructuring and Asset

Impairment Charges, Amortization of Purchased Intangibles & Discontinued Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating loss in accordance with GAAP	$(8.4)	$(0.7)	$(20.0)	$(3.7)
Pro forma Add back:
Impairment and restructuring charges	1.2	—	1.2	—
Stock option investigation & related fees	6.5	—	13.0	—
Other intangibles - amortization	0.7	0.4	2.1	1.3
Pro forma operating income (loss)	0.0	(0.3)	(3.7)	(2.4)

Other income (expense), net	0.1	—	0.8	0.4
Income (loss) from continuing operations before income taxes	0.1	(0.3)	(2.9)	(2.0)
Provision (benefit) for income taxes	0.4	0.1	0.9	(1.0)
Net income (loss) from continuing operations	$(0.3)	$(0.4)	$(3.8)	$(1.0)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(0.00)	$(0.01)	$(0.05)	$(0.01)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.00)	$(0.01)	$(0.05)	$(0.01)

Weighted average common shares outstanding
Basic	74.1	73.9	74.0	73.3
Diluted	74.1	73.9	74.0	73.3